EXHIBIT 32

        CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of the MangaPets, Inc. (“Company”) on Form 10-KSB for the period ending December 31, 2005 as filed with the Commission on the date hereof, I, Roderick Shand, president and chief financial officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     This 10-KSB complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act; and

(2)     The financial information contained in this Form 10-KSB fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Roderick Shand

By: Roderick Shand, Chief Executive and Chief Financial Officer

April 14, 2006

The signed original of this written statement required by section 906 has been provided to MangaPets, Inc. and will be retained by MangaPets, Inc. and furnished to the SEC upon request.